INDEX TO EXHIBITS

Exhibit Name                                      Exhibit Number
- - ------------                                      --------------
Index to Exhibits (Electronic)                          99.1
Statement Re: Computation of Per Share Earnings         11
1993 Annual Report to Shareholders                      13
Letter Re: Change in Accounting Principles              18
Subsidiaries of Registrant                              21
Consent of Independent Auditors                         23